Exhibit 99.1

DarkPulse, Inc. Signs LOI to Acquire OM Optel, a Fiber Optic Cable and HDPE Pipe Manufacturing Company Based in India

OM Optel is an ISO9000 and ISO14000 certified Optical Fiber Cable Manufacturer as well as Multilayer Polyfilms, Patch Cords, Injection Molding Products and HDPE Pipes.

HOUSTON, Texas – July 13, 2022 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) for assessing the health and security of infrastructure, today announced it has signed an LOI for the acquisition of Om Optel Industries Pvt. Ltd., a Fiber Optic Cable and HDPE Pipe Manufacturer based in India (“Om Optel”).

Established in 2015, Om Optel is a leading ISO 9000 and ISO 14000 company which maintains a state-of-the-art manufacturing facility for high quality Optical Fiber Cable (OFC), Optical Patch Cords, Multilayer Polyfilms, HDPE pipes, and Injection Molding products.

Om Optel is a professionally managed organization that has developed its core competence in the manufacturing of valuable products using state-of-the-art technologies and excellence in services. It has achieved its growth and has expanded its capabilities by following best practices, keeping market demands in perspective and achieving highest customer satisfaction.

“Nearly 65% of costs associated with the installation of fiber sensors is a direct result of the optical cables required for these installations. This acquisition will allow the Company to offer highly competitive installation pricing while affording DarkPulse the capability to design and manufacture highly specialized optical sensing cable products,” said DarkPulse Chairman and CEO, Dennis O’Leary. “In addition, Om Optel’s HDPE pipe manufacturing business allows DarkPulse to offer gas pipeline products both with and without integrated leak detection capabilities,” Mr. O’Leary continued. DarkPulse and OM Kothari Group plan on working together across a multitude of industries included Smart Infrastructure.

The acquisition will close after entering into a definitive acquisiton agreement and customary due diligence.

About OM Optel Private Ltd.

OM Optel is currently part of The Om Kothari Group, , a highly reputed business house with diversified business interests across Infrastructure, Engineering Construction, Automotive dealerships, Real Estate and Packaging which was established in 1971. The group's flagship company, Om Metals Infraprojects Ltd. is a public limited, engineering construction company specializing in executing turnkey contracts for large infrastructure projects covering power, roads, water, irrigation, real estate and oil & gas.

The Om Kothari Group is run by a synergetic team of high achievers who hold the highest ethical standards for all stakeholders. Each one of Om's businesses is focused on creating a strong foundation of growth that has a positive impact on our world.

For more information visit: www.omoptel.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbor Statement

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Media contact:

DarkPulse, Inc.

Media@DarkPulse.com

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